Exhibit 99
FOR IMMEDIATE RELEASE:
Orrstown Financial Services, Inc. Reports Earnings for the Second Quarter 2023

•Net income of $9.8 million and diluted earnings per share of $0.94 for the three months ended June 30, 2023 compared to net income of $9.2 million and diluted earnings per share of $0.87 for the three months ended March 31, 2023 and net income of $8.9 million and diluted earnings per share of $0.83 for the three months ended June 30, 2022;
•Second quarter of 2023 return on average assets of 1.32% and return on average equity of 16.27% compared to return on average assets of 1.27% and return on average equity of 15.88% during the first quarter of 2023;
•Net interest margin, on a tax equivalent basis, was 3.83% in the second quarter of 2023 as compared to 3.94% in the first quarter of 2023 and 3.68% for the three months ended June 30, 2022; increased funding costs have led to modest margin compression;
•Non-interest income increased by $1.1 million to $7.2 million for the three months ended June 30, 2023 from $6.1 million for the three months ended March 31, 2023 primarily due to a $1.2 million gain on the sale of the Bank's Path Valley branch;
•Non-interest expense of $20.7 million for the three months ended June 30, 2023 was $0.5 million higher than the prior linked quarter due to severance charges of $0.5 million;
•Second quarter deposit growth was $7.2 million, despite the sale of deposits totaling $18.7 million from the Bank's Path Valley branch; deposits that are uninsured and not collateralized were 16% of total deposits at June 30, 2023 compared to 19% of total deposits at March 31, 2023;
•Second quarter commercial loan growth, excluding SBA PPP loan forgiveness activity, was $20.3 million, or 5% annualized; year-to-date commercial loan growth of $83.5 million, or 10% annualized;
•Tangible book value per share was $21.19 at June 30, 2023 compared to $20.50 at March 31, 2023. The tangible common equity ratio improved from 7.3% at March 31, 2023 to 7.5% at June 30, 2023;
•The Company repurchased 76,330 shares of its common stock at an average price of $18.58 per share during the second quarter of 2023;
•The Board of Directors declared a cash dividend of $0.20 per common share, payable August 15, 2023, to shareholders of record as of August 8, 2023.

SHIPPENSBURG, PA (July 25, 2023) -- Orrstown Financial Services, Inc. ("Orrstown" or the “Company”) (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”), announced earnings for the three months ended June 30, 2023. Net income totaled $9.8 million for the three months ended June 30, 2023, compared to $9.2 million for the three months ended March 31, 2023 and $8.9 million for the three months ended June 30, 2022. Diluted earnings per share totaled $0.94 for the three months ended June 30, 2023, compared to $0.87 for the three months ended March 31, 2023 and $0.83 for the three months ended June 30, 2022.
“Orrstown delivered another quarter of earnings growth despite headwinds from rising interest rates and the inverted yield curve. Due to disciplined pricing of both loans and deposits, our net interest margin remained strong at 3.83% for the second quarter of 2023. Deposit stability has enabled the Bank to maintain access to significant funding sources as core deposits represent 86% of total deposits and our loan-to-deposit ratio was 89% at June 30, 2023,” commented Thomas R. Quinn, Jr., President and Chief Executive Officer.
“Looking forward, we expect to continue to build capital through earnings as we grow prudently, while simultaneously seizing opportunities to maximize shareholder value. As we move further away from the recent disruptions in the banking industry, we are mindful of the lessons learned and remain focused on meeting the needs of our clients to ensure confidence in Orrstown and the industry as a whole. We believe that our continued focus on financial performance and client relationships enhances our prospects for long-term success," Quinn added.

DISCUSSION OF RESULTS
Balance Sheet
Loans
Loans held for investment, which includes SBA PPP loans, increased by $26.9 million from March 31, 2023 to June 30, 2023, or 5% annualized. Commercial loans, excluding SBA PPP loan forgiveness activity, increased by $20.3 million, or 5% annualized, from March 31, 2023 to June 30, 2023. SBA PPP loans, net of deferred fees and costs, declined by $3.6 million to $7.2 million at June 30, 2023 from $10.8 million at March 31, 2023 due to forgiveness and payment activity. The first lien residential mortgage portfolio increased by $8.8 million, or 15% annualized, in the three months ended June 30, 2023.
Investment Securities
Investment securities, which are all available-for-sale, decreased by $11.9 million to $521.2 million at June 30, 2023 compared to $533.1 million at March 31, 2023. Paydowns totaled $7.8 million during the second quarter of 2023. Net unrealized losses on investment securities increased by $2.8 million during the second quarter primarily due to higher interest rates at June 30, 2023. The overall duration of the Company's investment securities portfolio is 4.6 years. The Company has sufficient access to liquidity such that management does not believe it would be necessary to sell any of its investment securities at a loss to offset any unexpected deposit outflows. Management believes the structure of the Bank's investment portfolio is appropriately aligned with the rest of the balance sheet to protect against significant and unexpected charges against earnings and capital. See Appendix B for a summary of the Bank's investment securities at June 30, 2023, highlighting their concentrations, credit ratings and credit enhancement levels.
Deposits
Deposits increased by $7.2 million, totaling approximately $2.5 billion at both June 30, 2023 and March 31, 2023. In the second quarter of 2023, time deposits increased by $43.4 million, or 58% annualized, and interest-bearing demand deposits increased by $33.0 million, or 13% annualized. These increases were partially offset by decreases in noninterest-bearing demand deposits of $28.7 million, or 23% annualized, money market deposits of $23.7 million, or 19% annualized, and savings deposits of $16.8 million, or 30% annualized. The increase in time deposits was attributable to promotional offerings of up to 18-month terms. The declines in the noninterest-bearing, money market and savings deposit categories were primarily the result of clients seeking higher-yielding products, including reciprocal deposits. At June 30, 2023, deposits that are uninsured and not collateralized totaled $409.1 million, or 16%, of total deposits compared to $474.2 million, or 19%, of total deposits at March 31, 2023. The Bank's loan-to-deposit ratio of 89% at June 30, 2023 was only modestly higher than 88% at March 31, 2023.
The Bank completed the previously announced sale of its Path Valley branch on May 12, 2023. This sale included deposits of approximately $18.7 million, which were sold at a premium of 6.0%, as well as the building and land.
Borrowings
The Bank actively manages its liquidity position through its various sources of funding to meet the credit needs of its clients. FHLB advances and other borrowings decreased by $25.6 million to $136.7 million at June 30, 2023 compared to $162.3 million at March 31, 2023. The Bank repaid some overnight borrowings and FHLB advances during the second quarter of 2023 based on available liquidity from deposits and paydowns on investment securities. The Bank had available alternative funding sources, such as the FHLB advances and other wholesale options, of approximately $1.0 billion at June 30, 2023.

Income Statement
Net Interest Income and Margin
Net interest income was $26.4 million for the three months ended June 30, 2023 compared to $26.3 million for the three months ended March 31, 2023. The net interest margin, on a tax equivalent basis, remained strong, but decreased to 3.83% in the second quarter of 2023 from 3.94% in the first quarter of 2023. The decrease in net interest margin was primarily the result of increased funding costs due to competitive pressures on deposits and higher cost borrowings.
Interest income on loans increased by $2.5 million to $31.2 million for the three months ended June 30, 2023 compared to $28.7 million for the three months ended March 31, 2023. Loan growth and higher interest rates on loans were the primary drivers of this increase. Interest income on loans for the three months ended June 30, 2023 included prepayment fee income of $0.2 million, an increase of $0.1 million from the three months ended March 31, 2023, which resulted in an increase of two basis points in net interest margin.
Interest income on investment securities increased by $0.2 million to $5.4 million for the three months ended June 30, 2023 from $5.2 million for the first quarter of 2023. The increase reflects higher yields on adjustable-rate securities.
Interest expense increased by $2.5 million to $10.5 million for the three months ended June 30, 2023 compared to $8.0 million for the three months ended March 31, 2023 due primarily to increasing deposit and borrowing rates for both existing and new balances. In addition, average interest-bearing deposits increased by $43.3 million and average borrowings increased by $25.5 million during the three months ended June 30, 2023.
Provision for Credit Losses
The allowance for credit losses remained at approximately $28.4 million at both June 30, 2023 and March 31, 2023. The allowance for credit losses to total loans was 1.27% at June 30, 2023 compared to 1.28% at March 31, 2023. The Company recorded a provision for credit losses of $0.4 million for the three months ended June 30, 2023 compared to $0.7 million for the three months ended March 31, 2023. Classified loans decreased by $7.7 million to $26.3 million at June 30, 2023 from $34.0 million at March 31, 2023 primarily due to net upgrades and repayments within this category. Special mention loans increased by $13.2 million from $32.3 million at March 31, 2023 to $45.5 million at June 30, 2023 due to net downgrades partially offset by repayments. The risk rating downgrades to Special Mention consisted of five clients spread across various commercial loan classes; however, other commercial loans in these categories do not reflect similar risk characteristics that led to these downgrades. Non-accrual loans decreased by $0.1 million to $21.1 million at June 30, 2023 from $21.2 million at March 31, 2023. The nonaccrual loans to total loans metric improved to 0.94% at June 30, 2023 from 0.96% at March 31, 2023. Net charge-offs were $0.4 million for the three months ended June 30, 2023 compared to net recoveries of $0.1 million for the three months ended March 31, 2023. Management believes the allowance for credit losses to be adequate based on current asset quality metrics and economic conditions.
Management regularly analyzes the commercial real estate portfolio, which includes the review of occupancy, cash flows, expenses and expiring leases, as well as the location of the real estate. At June 30, 2023, the Company had $236.7 million in loans related to office space compared to $236.2 million at March 31, 2023. Management believes that the office space portfolio is well-diversified and includes only limited exposure to properties located in major metro markets (approximately 3% of the total commercial real estate loan balance as of June 30, 2023).
Noninterest Income
Noninterest income increased by $1.1 million to $7.2 million in the three months ended June 30, 2023 compared to $6.1 million in the three months ended March 31, 2023.
Other income in the three months ended June 30, 2023 includes a gain of $1.2 million from the sale of the Bank's Path Valley branch.
Mortgage banking income decreased by $0.4 million from $0.5 million in the first quarter of 2023 to $0.1 million in the second quarter of 2023. Market conditions and elevated interest rates continued to hinder mortgage production during the second quarter of 2023. Due to the current mortgage interest rates, clients have shifted from conventional fixed-rate mortgages to adjustable-rate products, which has reduced the residential mortgage loan pipeline for sale in the secondary market. Mortgage loans sold totaled $5.1 million in the second quarter of 2023 compared to $9.6 million in the first quarter of 2023 and $22.6 million in the second quarter of 2022. During the three months ended June 30, 2023, mortgage interest rates increased, which resulted in a decline to the fair value mark of the Bank's held-for-sale loans of $0.1 million compared to an increase in the fair value mark of $0.3 million during the three months ended March 31, 2023.
During the second quarter of 2023, the Company recorded swap fee income of $0.2 million for the three months ended June 30, 2023 compared to none in the three months ended March 31, 2023. Swap fee income fluctuates based on market conditions and client demand.
Noninterest Expenses
Noninterest expenses increased by $0.4 million to $20.7 million in the three months ended June 30, 2023 from $20.3 million in the three months ended March 31, 2023.
Salaries and benefits expense increased by $0.9 million to $13.1 million for the three months ended March 31, 2023 compared to $12.2 million for the three months ended March 31, 2023. The increase was attributed primarily to higher healthcare costs of $0.5 million from increased claim volumes and employee severance costs of $0.5 million.
Advertising and bank promotions expense increased by $0.5 million to $0.9 million in the three months ended June 30, 2023 from $0.4 million for the three months ended March 31, 2023 due to $0.5 million in contributions to tax credit programs during the second quarter of 2023. Taxes other than income decreased by $0.5 million to less than $0.1 million in the three months ended June 30, 2023 compared to $0.5 million in the three months ended March 31, 2023. This decrease reflects the tax credits recognized on the contributions during the second quarter of 2023.
Professional fees decreased $0.2 million to $0.5 million in the three months ended June 30, 2023 from $0.7 million in the three months ended March 31, 2023 due to a decrease in legal costs, primarily due to the prior settlement of litigation, and consulting fees.
Other operating expenses decreased by $0.2 million to $2.0 million during the second quarter of 2023 compared to $2.2 million during the first quarter of 2023. This decrease included a reduction of $0.2 million in mark-to-market losses on derivatives not designated as hedging instruments for the three months ended June 30, 2023 compared to the three months ended March 31, 2023. The remaining fluctuation is attributable to normal business operations.
Income Taxes
The Company's effective tax rate for the second quarter of 2023 was 20.6% compared to 19.6% for the first quarter of 2023. The Company's effective tax rate for the three months ended June 30, 2023 is less than the 21% federal statutory rate due to tax-exempt income, including interest earned on tax-exempt loans and securities and income from life insurance policies, as well as tax credits. The increase in the effective tax rate was primarily due to increases in taxable income and the disallowed portion of interest expense against earnings in association with the Bank's tax-exempt investments under the Tax Equity and Fiscal Responsibility Act of 1982.
Capital
Shareholders’ equity totaled $245.6 million at June 30, 2023, an increase of $5.4 million from $240.2 million at March 31, 2023. The increase was primarily attributable to net income of $9.8 million, partially offset by dividends paid of $2.2 million, other comprehensive losses of $1.4 million, and share repurchase costs of $1.2 million. Other comprehensive losses increased during the second quarter of 2023 due to after-tax declines of $2.2 million in net unrealized losses on investment securities partially offset by net unrealized gains on cash flow hedges of $0.8 million.
Tangible book value per share(1) increased to $21.19 per share at June 30, 2023 from $20.50 per share at March 31, 2023 primarily due to the increase in shareholders' equity.
The Company's tangible common equity ratio increased to 7.5% at June 30, 2023 from 7.3% at March 31, 2023 primarily due to an increase in tangible equity from net income. The Company's total risk-based capital ratio was 13.0% at June 30, 2023, up from 12.8% at March 31, 2023. The Company's Tier 1 leverage ratio increased from 8.5% at March 31, 2023 to 8.6% at June 30, 2023. At June 30, 2023, all four capital ratios applicable to the Company were above regulatory minimum levels to be deemed “well capitalized” under current bank regulatory guidelines. The Company continues to believe that capital is adequate to support the risks inherent in the balance sheet, as well as growth requirements.
The Board of Directors approved a cash dividend of $0.20 per share, payable on August 15, 2023, to shareholders of record as of August 8, 2023.
(1) Non-GAAP measure. See Appendix A for additional information.

Investor Relations Contact:
Neelesh Kalani
Executive Vice President, Chief Financial Officer
Phone (717) 510-7097

ORRSTOWN FINANCIAL SERVICES, INC.
FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(Dollars in thousands)	2023	2022	2023	2022

Profitability for the period:
Net interest income	$26,375	$24,118	$52,669	$46,691
Provision for credit losses	399	1,775	1,128	2,075
Noninterest income	7,158	7,194	13,236	14,668
Noninterest expenses	20,749	18,794	41,004	38,158
Income before income tax expense	12,385	10,743	23,773	21,126
Income tax expense	2,547	1,872	4,779	3,887
Net income available to common shareholders	$9,838	$8,871	$18,994	$17,239

Financial ratios:
Return on average assets (1)	1.32%	1.25%	1.29%	1.22%
Return on average equity (1)	16.27%	14.42%	16.08%	13.51%
Net interest margin (1)	3.83%	3.68%	3.88%	3.59%
Efficiency ratio	61.9%	60.0%	62.2%	62.2%
Income per common share:
Basic	$0.95	$0.84	$1.83	$1.61
Diluted	$0.94	$0.83	$1.82	$1.59

Average equity to average assets	8.11%	8.64%	8.04%	9.05%

(1) Annualized.

ORRSTOWN FINANCIAL SERVICES, INC.
FINANCIAL HIGHLIGHTS (Unaudited)
(continued)
	June 30,	December 31,
(Dollars in thousands, except per share amounts)	2023	2022
At period-end:
Total assets	$3,008,197	$2,922,408
Total deposits	2,522,861	2,476,246
Loans, net of allowance for credit losses	2,206,034	2,126,054
Loans held-for-sale, at fair value	6,450	10,880
Securities available for sale, at fair value	508,612	513,728
Borrowings	152,229	123,390
Subordinated notes	32,059	32,026
Shareholders' equity	245,641	228,896

Credit quality and capital ratios (1):
Allowance for credit losses to total loans	1.27%	1.17%
Total nonaccrual loans to total loans	0.94%	0.96%
Nonperforming assets to total assets	0.70%	0.70%
Allowance for credit losses to nonaccrual loans	135%	122%
Total risk-based capital:
Orrstown Financial Services, Inc.	13.0%	12.7%
Orrstown Bank	12.5%	12.3%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	10.5%	10.3%
Orrstown Bank	11.4%	11.2%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	10.5%	10.3%
Orrstown Bank	11.4%	11.2%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	8.6%	8.5%
Orrstown Bank	9.3%	9.2%

Book value per common share	$23.15	$21.45

(1) Capital ratios are estimated, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. In the first year of adoption in 2023, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the new CECL standard.

ORRSTOWN FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands, except per share amounts)	June 30, 2023	December 31, 2022
Assets
Cash and due from banks	$31,855	$28,477
Interest-bearing deposits with banks	44,463	32,346
Cash and cash equivalents	76,318	60,823
Restricted investments in bank stocks	12,602	10,642
Securities available for sale (amortized cost of $552,224 and $563,278 at June 30, 2023 and December 31, 2022, respectively)	508,612	513,728
Loans held for sale, at fair value	6,450	10,880
Loans	2,234,417	2,151,232
Less: Allowance for credit losses	(28,383)	(25,178)
Net loans	2,206,034	2,126,054
Premises and equipment, net	29,629	29,328
Cash surrender value of life insurance	72,309	71,760
Goodwill	18,724	18,724
Other intangible assets, net	2,589	3,078
Accrued interest receivable	11,773	11,027
Deferred tax assets, net	22,093	24,031
Other assets	41,064	42,333
Total assets	$3,008,197	$2,922,408
Liabilities
Deposits:
Noninterest-bearing	$465,938	$494,131
Interest-bearing	2,056,923	1,950,807
Deposits held for assumption in connection with sale of bank branch	—	31,307
Total deposits	2,522,861	2,476,246
Securities sold under agreements to repurchase and federal funds purchased	15,502	17,251
FHLB advances and other borrowings	136,727	106,139
Subordinated notes	32,059	32,026
Accrued interest and other liabilities	55,407	61,850
Total liabilities	2,762,556	2,693,512
Shareholders’ Equity
Preferred stock, $1.25 par value per share; 500,000 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value—$0.05205 stated value per share; 50,000,000 shares authorized; 11,208,080 shares issued and 10,611,425 outstanding at June 30, 2023; 11,229,242 shares issued and 10,671,413 outstanding at December 31, 2022	583	584
Additional paid—in capital	187,859	189,264
Retained earnings	105,239	92,473
Accumulated other comprehensive losses	(34,196)	(39,913)
Treasury stock— 596,655 and 557,829 shares, at cost at June 30, 2023 and December 31, 2022, respectively	(13,844)	(13,512)
Total shareholders’ equity	245,641	228,896
Total liabilities and shareholders’ equity	$3,008,197	$2,922,408

ORRSTOWN FINANCIAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(In thousands)	2023	2022	2023	2022
Interest income
Loans	$31,203	$22,027	$59,947	$43,396
Investment securities - taxable	4,415	1,957	8,785	3,555
Investment securities - tax-exempt	865	1,131	1,730	1,853
Short-term investments	418	235	716	336
Total interest income	36,901	25,350	71,178	49,140
Interest expense
Deposits	8,608	701	14,810	1,386
Securities sold under agreements to repurchase and federal funds purchased	28	7	53	14
FHLB advances and other borrowings	1,386	21	2,638	43
Subordinated notes	504	503	1,008	1,006
Total interest expense	10,526	1,232	18,509	2,449
Net interest income	26,375	24,118	52,669	46,691
Provision for credit losses	399	1,775	1,128	2,075
Net interest income after provision for credit losses	25,976	22,343	51,541	44,616
Noninterest income
Service charges	1,251	1,194	2,408	2,267
Interchange income	993	1,064	1,958	2,045
Swap fee income	196	785	196	1,738
Wealth management income	2,822	2,894	5,569	5,763
Mortgage banking activities	112	498	590	1,219
Investment securities losses	(2)	(3)	(10)	(149)
Other income	1,786	762	2,525	1,785
Total noninterest income	7,158	7,194	13,236	14,668
Noninterest expenses
Salaries and employee benefits	13,054	11,312	25,250	22,649
Occupancy, furniture and equipment	2,266	2,423	4,599	4,990
Data processing	1,201	1,165	2,418	2,218
Advertising and bank promotions	919	881	1,324	1,236
FDIC insurance	519	190	1,023	473
Professional services	504	722	1,238	1,530
Taxes other than income	3	108	460	672
Intangible asset amortization	239	281	489	573
Other operating expenses	2,044	1,712	4,203	3,817
Total noninterest expenses	20,749	18,794	41,004	38,158
Income before income tax expense	12,385	10,743	23,773	21,126
Income tax expense	2,547	1,872	4,779	3,887
Net income	$9,838	$8,871	$18,994	$17,239

Share information:
Basic earnings per share	$0.95	$0.84	$1.83	$1.61
Diluted earnings per share	$0.94	$0.83	$1.82	$1.59
Weighted average shares - basic	10,336	10,610	10,360	10,735
Weighted average shares - diluted	10,421	10,744	10,458	10,875

ORRSTOWN FINANCIAL SERVICES, INC.
ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
	Three Months Ended
	6/30/2023			3/31/2023			12/31/2022			9/30/2022			6/30/2022
		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$37,895	$418	4.42%	$29,599	$298	4.07%	$28,419	$238	3.31%	$38,068	$200	2.08%	$131,449	$235	0.72%
Investment securities (1)	526,225	5,510	4.19	525,685	5,465	4.18	512,779	5,170	4.03	528,988	4,377	3.31	523,940	3,388	2.59
Loans (1)(2)(3)	2,233,312	31,329	5.63	2,180,224	28,844	5.36	2,133,052	27,061	5.04	2,051,707	23,219	4.49	2,008,283	22,090	4.41
Total interest-earning assets	2,797,432	37,257	5.34	2,735,508	34,607	5.12	2,674,250	32,469	4.83	2,618,763	27,796	4.22	2,663,672	25,713	3.87
Other assets	191,983			197,620			202,384			196,277			192,561
Total assets	$2,989,415			$2,933,128			$2,876,634			$2,815,040			$2,856,233
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$1,511,468	6,273	1.66	$1,503,421	4,862	1.31	$1,459,109	2,838	0.77	$1,379,082	912	0.26	$1,420,051	301	0.09
Savings deposits	204,584	135	0.26	219,408	133	0.25	228,521	132	0.23	237,462	90	0.15	236,916	63	0.11
Time deposits	326,034	2,200	2.71	275,880	1,207	1.78	254,637	609	0.95	265,015	370	0.55	275,408	337	0.49
Total interest-bearing deposits	2,042,086	8,608	1.69	1,998,709	6,202	1.26	1,942,267	3,579	0.73	1,881,559	1,372	0.29	1,932,375	701	0.15
Securities sold under agreements to repurchase and federal funds purchased	13,685	28	0.82	13,868	25	0.72	18,211	20	0.46	23,480	10	0.18	24,045	7	0.11
FHLB advances and other borrowings	132,094	1,386	4.21	106,434	1,252	4.77	48,276	509	4.21	10,394	78	3.02	1,741	21	4.74
Subordinated notes	32,049	504	6.29	32,033	504	6.29	32,016	503	6.29	32,000	504	6.29	31,985	503	6.29
Total interest-bearing liabilities	2,219,914	10,526	1.90	2,151,044	7,983	1.50	2,040,770	4,611	0.90	1,947,433	1,964	0.40	1,990,146	1,232	0.25
Noninterest-bearing demand deposits	476,123			495,562			540,275			575,777			572,171
Other liabilities	50,851			52,630			74,602			49,964			47,190
Total liabilities	2,746,888			2,699,236			2,655,647			2,573,174			2,609,507
Shareholders' equity	242,527			233,892			220,987			241,866			246,726
Total	$2,989,415			$2,933,128			$2,876,634			$2,815,040			$2,856,233
Taxable-equivalent net interest income / net interest spread		26,731	3.44%		26,624	3.62%		27,858	3.93%		25,832	3.82%		24,481	3.62%
Taxable-equivalent net interest margin			3.83%			3.94%			4.14%			3.92%			3.68%
Taxable-equivalent adjustment		(356)			(330)			(374)			(377)			(363)
Net interest income		$26,375			$26,294			$27,484			$25,455			$24,118
Ratio of average interest-earning assets to average interest-bearing liabilities			126%			127%			131%			134%			134%

NOTES:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balances include nonaccrual loans.
(3) Interest income on loans includes prepayment and late fees, where applicable.

ORRSTOWN FINANCIAL SERVICES, INC.
ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
(continued)
	Six Months Ended
	June 30, 2023			June 30, 2022
		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$33,770	$716	4.27%	$165,430	$336	0.41%
Investment securities (1)	525,957	10,975	4.19	498,210	5,900	2.37
Loans (1)(2)(3)	2,206,914	60,173	5.49	1,991,636	43,519	4.40
Total interest-earning assets	2,766,641	71,864	5.23	2,655,276	49,755	3.77
Other assets	194,786			188,454
Total assets	$2,961,427			$2,843,730
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$1,507,467	11,135	1.49	$1,409,177	557	0.08
Savings deposits	211,955	268	0.25	232,322	120	0.10
Time deposits	301,095	3,407	2.28	286,949	709	0.50
Total interest-bearing deposits	2,020,517	14,810	1.48	1,928,448	1,386	0.14
Securities sold under agreements to repurchase and federal funds purchased	13,776	53	0.77	23,789	14	0.12
FHLB advances and other	119,335	2,638	4.46	1,795	43	4.74
Subordinated notes	32,041	1,008	6.29	31,977	1,006	6.29
Total interest-bearing liabilities	2,185,669	18,509	1.71	1,986,009	2,449	0.25
Noninterest-bearing demand deposits	485,789			556,243
Other liabilities	51,736			44,072
Total liabilities	2,723,194			2,586,324
Shareholders' equity	238,233			257,406
Total liabilities and shareholders' equity	$2,961,427			$2,843,730
Taxable-equivalent net interest income / net interest spread		53,355	3.52%		47,307	3.52%
Taxable-equivalent net interest margin			3.88%			3.59%
Taxable-equivalent adjustment		(686)			(615)
Net interest income		$52,669			$46,692
Ratio of average interest-earning assets to average interest-bearing liabilities			127%			134%

NOTES TO ANALYSIS OF NET INTEREST INCOME:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balances include nonaccrual loans.
(3) Interest income on loans includes prepayment and late fees, where applicable.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(In thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Profitability for the quarter:
Net interest income	$26,375	$26,294	$27,484	$25,455	$24,118
Provision for credit losses	399	729	585	1,500	1,775
Noninterest income	7,158	6,078	6,226	6,058	7,194
Noninterest expenses	20,749	20,255	21,236	36,412	18,794
Income (loss) before income taxes	12,385	11,388	11,889	(6,399)	10,743
Income tax expense (benefit)	2,547	2,232	2,263	(1,571)	1,872
Net income (loss)	$9,838	$9,156	$9,626	$(4,828)	$8,871

Financial ratios:
Return on average assets (1)	1.32%	1.27%	1.33%	(0.68)%	1.25%
Return on average assets, adjusted (1)(2)(3)	1.32%	1.27%	1.33%	1.12%	1.25%
Return on average equity (1)	16.27%	15.88%	17.28%	(7.92)%	14.42%
Return on average equity, adjusted (1)(2)(3)	16.27%	15.88%	17.28%	13.02%	14.42%
Net interest margin (1)	3.83%	3.94%	4.14%	3.92%	3.68%
Efficiency ratio	61.9%	62.6%	63.0%	115.5%	60.0%
Efficiency ratio, adjusted (2)(3)	61.9%	62.6%	63.0%	64.3%	60.0%

Per share information:
Income (loss) per common share:
Basic	$0.95	$0.88	$0.93	$(0.47)	$0.84
Basic, adjusted (2)(3)	0.95	0.88	0.93	0.77	0.84
Diluted	0.94	0.87	0.91	(0.47)	0.83
Diluted, adjusted (2)(3)	0.94	0.87	0.91	0.75	0.83
Book value	23.15	22.46	21.45	20.34	22.25
Tangible book value (2)	21.19	20.50	19.47	18.34	20.23
Cash dividends paid	0.20	0.20	0.19	0.19	0.19

Average basic shares	10,336	10,385	10,382	10,369	10,610
Average diluted shares	10,421	10,496	10,550	10,529	10,744
(1) Annualized.
(2) Ratio has been adjusted for the restructuring charge and provision for legal settlement for the three months ended September 30, 2022.
(3) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Noninterest income:
Service charges	$1,251	$1,157	$1,131	$1,216	$1,194
Interchange income	993	965	996	1,014	1,064
Swap fee income	196	—	697	197	785
Wealth management income	2,822	2,747	2,535	2,953	2,894
Mortgage banking activities	112	478	202	(1,014)	498
Other income	1,786	739	662	1,706	762
Investment securities (losses) gains	(2)	(8)	3	(14)	(3)
Total noninterest income	$7,158	$6,078	$6,226	$6,058	$7,194

Noninterest expenses:
Salaries and employee benefits	$13,054	$12,196	$12,650	$12,705	$11,312
Occupancy, furniture and equipment	2,266	2,333	2,442	2,380	2,423
Data processing	1,201	1,217	1,150	1,192	1,165
Advertising and bank promotions	919	405	750	278	881
FDIC insurance	519	504	316	294	190
Professional services	504	734	837	887	722
Taxes other than income	3	457	231	488	108
Intangible asset amortization	239	250	260	272	281
Provision for legal settlement	—	—	—	13,000	—
Restructuring expenses	—	—	—	3,155	—
Other operating expenses	2,044	2,159	2,600	1,761	1,712
Total noninterest expenses	$20,749	$20,255	$21,236	$36,412	$18,794

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Balance Sheet at quarter end:
Cash and cash equivalents	$76,318	$98,323	$60,823	$66,927	$111,906
Restricted investments in bank stocks	12,602	12,869	10,642	6,469	6,500
Securities available for sale	508,612	520,232	513,728	503,596	512,698
Loans held for sale, at fair value	6,450	7,341	10,880	10,175	7,824
Loans:
Commercial real estate:
Owner occupied	366,439	339,371	315,770	313,125	287,825
Non-owner occupied	626,140	603,396	608,043	573,605	559,309
Multi-family	145,257	144,053	138,832	114,561	116,110
Non-owner occupied residential	105,504	106,390	104,604	105,267	109,141
Commercial and industrial (1)	379,905	380,683	357,774	378,574	379,729
Acquisition and development:
1-4 family residential construction	20,461	20,941	25,068	20,810	22,650
Commercial and land development	143,177	174,556	158,308	148,512	134,947
Municipal	10,638	11,329	12,173	12,683	12,957
Total commercial loans	1,797,521	1,780,719	1,720,572	1,667,137	1,622,668
Residential mortgage:
First lien	235,813	227,031	229,849	220,970	202,787
Home equity – term	5,228	5,371	5,505	5,869	5,996
Home equity – lines of credit	185,099	183,340	183,241	180,267	171,269
Installment and other loans	10,756	11,040	12,065	13,684	14,909
Total loans	2,234,417	2,207,501	2,151,232	2,087,927	2,017,629
Allowance for credit losses (2)	(28,383)	(28,364)	(25,178)	(24,709)	(23,279)
Net loans held-for-investment	2,206,034	2,179,137	2,126,054	2,063,218	1,994,350
Goodwill	18,724	18,724	18,724	18,724	18,724
Other intangible assets, net	2,589	2,828	3,078	3,338	3,610
Total assets	3,008,197	3,011,548	2,922,408	2,852,092	2,824,201
Total deposits	2,522,861	2,515,626	2,476,246	2,505,853	2,478,616
Borrowings	152,229	176,315	123,390	22,632	25,965
Subordinated notes	32,059	32,042	32,026	32,010	31,994
Total shareholders' equity	245,641	240,161	228,896	217,378	237,527

(1) This balance includes $7.2 million, $10.8 million, $13.8 million, $17.0 million and $30.2 million of SBA PPP loans, net of deferred fees and costs, at June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022 and June 30, 2022, respectively.

(2) The balance at June 30, 2023 includes $2.4 million in a one-time cumulative-effect adjustment that increased the allowance for credit losses from the adoption of the new CECL standard.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Capital and credit quality measures (1):
Total risk-based capital:
Orrstown Financial Services, Inc	13.0%	12.8%	12.7%	12.7%	13.5%
Orrstown Bank	12.5%	12.4%	12.3%	12.9%	13.3%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc	10.5%	10.4%	10.3%	10.2%	10.9%
Orrstown Bank	11.4%	11.2%	11.2%	11.8%	12.2%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc	10.5%	10.4%	10.3%	10.2%	10.9%
Orrstown Bank	11.4%	11.2%	11.2%	11.8%	12.2%
Tier 1 leverage capital:
Orrstown Financial Services, Inc	8.6%	8.5%	8.5%	8.4%	8.5%
Orrstown Bank	9.3%	9.2%	9.2%	9.6%	9.5%

Average equity to average assets	8.11%	7.97%	7.68%	8.59%	8.64%
Allowance for credit losses to total loans	1.27%	1.28%	1.17%	1.18%	1.15%
Total nonaccrual loans to total loans	0.94%	0.96%	0.96%	0.25%	0.27%
Nonperforming assets to total assets	0.70%	0.71%	0.70%	0.19%	0.19%
Allowance for credit losses to nonaccrual loans	135%	134%	122%	466%	432%

Other information:
Net charge-offs (recoveries)	$380	$(34)	$116	$70	$4
Classified loans	26,347	34,024	36,325	19,576	19,682
Nonperforming and other risk assets:
Nonaccrual loans (2)	21,062	21,246	20,583	5,303	5,387
Other real estate owned	—	85	—	—	—
Total nonperforming assets	21,062	21,331	20,583	5,303	5,387
Financial difficulty modifications / Troubled debt restructurings still accruing (3)	—	—	682	689	568
Loans past due 90 days or more and still accruing (2)	539	28	439	232	322
Total nonperforming and other risk assets	$21,601	$21,359	$21,704	$6,224	$6,277
(1) Capital ratios are estimated, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. In the first year of adoption in 2023, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the new CECL standard.

(2) Includes zero, zero, $0.4 million, $0.2 million and $0.3 million of purchased credit impaired loans at June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022, and June 30, 2022, respectively, in accordance with ASC 310-30. Upon adoption of the CECL standard, purchased credit deteriorated loans were evaluated on an individual loan level and reported on an individual loan basis under ASC 310-20, Nonrefundable Fees and Other Costs.

(3) On January 1, 2023, the Company adopted ASU No. 2022-02, Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures (“ASU 2022-02”), which eliminated the troubled debt restructuring ("TDR") accounting model and requires that the Company evaluate, based on the accounting for loan modifications, whether the borrower is experiencing financial difficulty and the modification results in a more-than-insignificant direct change in the contractual cash flows and represents a new loan or a continuation of an existing loan. At June 30, 2023 and March 31, 2023, the Company did not have loans meeting the “Financial Difficulty Modification” criteria in accordance with ASU 2022-02.

Appendix A- Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations
As a result of acquisitions, the Company has intangible assets consisting of goodwill and core deposit and other intangible assets, which totaled $21.3 million and $21.8 million at June 30, 2023 and December 31, 2022, respectively. Additionally, the Company incurred $3.2 million and $13.0 million in restructuring charges and a provision for legal settlement, respectively, during the three months ended September 30, 2022.
Management believes providing certain other “non-GAAP” financial information will assist investors in their understanding of the effect on recent financial results from non-recurring charges.
Tangible book value per common share and the impact of the restructuring charge and legal settlement on net income and associated ratios, as used by the Company in this earnings release, are determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). While we believe this information is a useful supplement to GAAP based measures presented in this earnings release, readers are cautioned that this non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results and financial condition as reported under GAAP, nor are such measures necessarily comparable to non-GAAP performance measures that may be presented by other companies. This supplemental presentation should not be construed as an inference that our future results will be unaffected by similar adjustments to be determined in accordance with GAAP.
The following tables present the computation of each non-GAAP based measure:
(dollars and shares in thousands)

Tangible Book Value per Common Share	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Shareholders' equity (most directly comparable GAAP-based measure)	$245,641	$240,161	$228,896	$217,378	$237,527
Less: Goodwill	18,724	18,724	18,724	18,724	18,724
Other intangible assets	2,589	2,828	3,078	3,338	3,610
Related tax effect	(544)	(594)	(646)	(701)	(758)
Tangible common equity (non-GAAP)	$224,872	$219,203	$207,740	$196,017	$215,951

Common shares outstanding	10,611	10,692	10,671	10,686	10,676

Book value per share (most directly comparable GAAP-based measure)	$23.15	$22.46	$21.45	$20.34	$22.25
Intangible assets per share	1.96	1.96	1.98	2.00	2.02
Tangible book value per share (non-GAAP)	$21.19	$20.50	$19.47	$18.34	$20.23

(dollars and shares in thousands)
Adjusted Ratios for Restructuring Charges and Provision for Legal Settlement	September 30, 2022
Three Months Ended
Net loss (A) - most directly comparable GAAP-based measure	$(4,828)
Plus: Restructuring expenses (B)	3,155
Plus: Provision for legal settlement (B)	13,000
Less: Related tax effect (C)	(3,393)
Adjusted net income (D=A+B-C) - Non-GAAP	$7,934

Average assets (E)	$2,815,040
Return on average assets (= A / E) - most directly comparable GAAP-based measure	(0.68)%
Return on average assets, adjusted (= D / E) - Non-GAAP	1.12%

Average equity (F)	$241,866
Return on average equity (= A / F) - most directly comparable GAAP-based measure	(7.92)%
Return on average equity, adjusted (= D / F) - Non-GAAP	13.02%

Weighted average shares - basic (G) - most directly comparable GAAP-based measure	10,369
Basic loss per share (= A / G) - most directly comparable GAAP-based measure	$(0.47)
Basic earnings per share, adjusted (= D / G) - Non-GAAP	$0.77

Weighted average shares - diluted (H) - most directly comparable GAAP-based measure	10,369
Diluted loss per share (= A / H) - most directly comparable GAAP-based measure	$(0.47)
Diluted earnings per share, adjusted (= D / H) - Non-GAAP	$0.75

Noninterest expense (I) - most directly comparable GAAP-based measure	$36,412
Less: Restructuring expenses (B)	(3,155)
Less: Provision for legal expenses (B)	(13,000)
Adjusted noninterest expense (J = I - B) - Non-GAAP	$20,257

Net interest income (K)	$25,455
Noninterest income (L)	6,058
Total operating income (M = K + L)	$31,513

Efficiency ratio (= I / M) - most directly comparable GAAP-based measure	115.5%
Efficiency ratio, adjusted (= J / M) - Non-GAAP	64.3%

Appendix B- Investment Portfolio Concentrations
The following table summarizes the credit ratings and collateral associated with the Company's investment security portfolio, excluding equity securities, at June 30, 2023:
(dollars in thousands)

Sector	Portfolio Mix	Amortized Book	Fair Value	Credit Enhancement	AAA	AA	A	BBB	NR	Collateral / Guarantee Type
Unsecured ABS	1%	$4,331	$3,761	32%	—%	—%	—%	—%	100%	Unsecured Consumer Debt
Student Loan ABS	1	6,171	6,024	27	—	—	—	—	100	Seasoned Student Loans
Federal Family Education Loan ABS	19	104,657	102,466	8	89	11	—	—	—	Federal Family Education Loan (1)
PACE Loan ABS	—	2,585	2,209	6	100	—	—	—	—	PACE Loans (4)
Non-Agency CMBS	4	23,888	23,953	19	—	—	—	—	100
Non-Agency RMBS	3	16,789	13,100	14	100	—	—	—	—	Reverse Mortgages (2)
Municipal - General Obligation	19	104,526	94,355		4	90	6	—	—
Municipal - Revenue	22	120,251	107,226		—	82	12	—	6
SBA ReRemic (5)	1	4,182	4,133		—	100	—	—	—	SBA Guarantee (3)
Small Business Administration	2	9,595	10,226		—	100	—	—	—	SBA Guarantee (3)
Agency MBS	24	135,067	123,668		—	100	—	—	—	Residential Mortgages (3)
U.S. Treasury securities	4	20,064	17,373		—	100	—	—	—	U.S. Government Guarantee (3)
Bank CDs	—	—	—		—	—	—	—	—	FDIC-Insured CD
	100%	$552,106	$508,494		21%	67%	4%	—%	8%

(1) 97% guaranteed by U.S. government
(2) Non-agency reverse mortgages with current structural credit enhancements
(3) Guaranteed by U.S. government or U.S. government agencies
(4) PACE acronym represents Property Assessed Clean Energy loans
(5) SBA ReRemic acronym represents Re-Securitization of Real Estate Mortgage Investment Conduits

Note: Ratings in table are the lowest of the six rating agencies (Standard & Poor's, Moody's, Fitch, Morningstar, DBRS and Kroll Bond Rating Agency). Standard & Poor's rates U.S. government obligations at AA+.

About the Company
With $3.0 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a wide range of consumer and business financial services in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry, and York Counties, Pennsylvania and Anne Arundel, Baltimore, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. The Company's lending area also includes adjacent counties in Pennsylvania and Maryland, as well as Loudon County, Virginia and Berkeley, Jefferson and Morgan Counties, West Virginia. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com.
Cautionary Note Regarding Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates, predictions or projections about events or the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control, and include, but are not limited to, statements related to new business development, new loan opportunities, growth in the balance sheet and fee-based revenue lines of business, merger and acquisition activity, cost savings initiatives, reducing risk assets and mitigating losses in the future. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will achieve the desired level of new business development and new loans, growth in the balance sheet and fee-based revenue lines of business, successful merger and acquisition activity, cost savings initiatives and continued reductions in risk assets or mitigation of losses in the future. Factors which could cause the actual results of the Company's operations to differ materially from expectations include, but are not limited to: ineffectiveness of the Company's strategic growth plan due to changes in current or future market conditions; the effects of competition and how it may impact our community banking model, including industry consolidation and development of competing financial products and services; the integration of the Company's strategic acquisitions; the inability to fully achieve expected savings, efficiencies or synergies from mergers and acquisitions and cost savings initiatives, or taking longer than estimated for such savings, efficiencies and synergies to be realized; changes in laws and regulations; interest rate movements; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatility in the securities markets; the demand for our products and services; deteriorating economic conditions; geopolitical tensions; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; expenses associated with pending litigation and legal proceedings; and other risks and uncertainties, including those detailed in our Annual Report on Form 10-K for the year ended December 31, 2022 under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequently filings made with the Securities and Exchange Commission. The statements are valid only as of the date hereof and we disclaim any obligation to update this information. The foregoing list of factors is not exhaustive.
If one or more events related to these or other risks or uncertainties materializes, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.

The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change.

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